EXHIBIT 12
                                                               ----------


                   NEWELL RUBBERMAID INC. AND SUBSIDIARIES
                         STATEMENT OF COMPUTATION OF
                     RATIO OF EARNINGS TO FIXED CHARGES


                                                     Quarter Ended March 31,
                                                        2002         2001
                                                        ----         ----
                                                      (In thousands, except
                                                           ratio data)
   Earnings available to fixed charges:

      Income before income taxes and
         cumulative effect of accounting change        $77,218      $60,987
      Fixed charges:

         Interest expense                               25,060       39,321
         Portion of rent determined to
           be interest (1)                               9,648        8,941
         Minority interest in income of
           subsidiary trust                              6,685        6,677
         Equity earnings                                  (904)      (2,306)
                                                      --------     --------
                                                      $117,707     $113,620
                                                      ========     ========
   Fixed charges:

      Interest expense                                 $25,060      $39,321
      Portion of rent determined to
        be interest (1)                                  9,648        8,941
      Minority interest in income of
        subsidiary trust                                 6,685        6,677
                                                        ------        -----
                                                       $41,393      $54,939
                                                       =======      =======
   Ratio of earnings to fixed charges                     2.84         2.84
                                                          ====         ====

   (1) A standard ratio of 33% was applied to gross rent expense to approximate the interest portion of short-term and long-term leases.